                                                             Exhibit 1.(8)(e)(1)


     Amendment to the Participation Agreement with MFS Variable Insurance Trust authorizing use by Seperate Account A.

                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT


         Pursuant to the Participation Agreement, made and entered into as of the 21st day of October, 1995 and as amended on October 15, 1997, January 28, 1999 and August 6, 1999, by and among MFS(R) Variable Insurance Trustsm, Paragon Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on August 31, 2001.


                                       PARAGON LIFE INSURANCE COMPANY
                                       By its authorized officer,

                                       By: /s/ Craig K. Nordyke
                                           -------------------------------------

                                       Title: Executive Vice President & Chief
                                              ----------------------------------
                                              Actuary
                                              -------


                                       MFS VARIABLE INSURANCE TRUST,
                                       on behalf of the Portfolios
                                       By its authorized officer,

                                       By: /s/ James R. Bordewick, Jr.
                                           -------------------------------------
                                           James R. Bordewick, Jr.
                                           Assistant Secretary


                                       MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                       By its authorized officer,


                                       By: /s/ Arnold D. Scott
                                           -------------------------------------
                                           Arnold D. Scott
                                           Senior Executive Vice President

                                                                 August 31, 2001

                                   SCHEDULE A

                        Accounts, Policies and Portfolios
                     Subject to the Participation Agreement
                     --------------------------------------

======================================== =============================================== ====================================
        Name of Separate
        Account and Date                                 Policies Funded                               Portfolios
   Established by Board of Directors                   by Separate Account                       Applicable to Policies

======================================== =============================================== ====================================
       Separate Account B                              Group and Individual                  MFS Global Governments Series
                                                     Flexible Premium Variable                  MFS Total Return Series
         January 4, 1993                              Life Insurance Policies                     MFS Utilities Series
                                                                                                  MFS Research Series
                                                                                               MFS Emerging Growth Series
                                                                                               MFS Investors Trust Series
                                                                                            MFS Capital Opportunities Series
                                                                                                MFS Money Market Series
                                                                                                    MFS Bond Series
                                                                                                MFS New Discovery Series
                                                                                                 MFS High Income Series
                                                                                          MFS Emerging Markets Equity Series*
                                                                                            MFS Limited Maturity Series*
                                                                                          MFS Investors Growth Stock Series


---------------------------------------- ----------------------------------------------- ------------------------------------

       Separate Account D                               Individual Flexible                    MFS Emerging Growth Series
                                                       Premium Variable Life
         January 3, 1995                                Insurance Policies

                                                      Joint and Last Survivor
                                                         Flexible Premium
                                                 Variable Life Insurance Policies

---------------------------------------- ----------------------------------------------- ------------------------------------

       Separate Account A                              Group and Individual                     MFS Total Return Series
                                                     Flexible Premium Variable               MFS Emerging Growth Series
        October 30, 1987                              Life Insurance Policies                 MFS New Discovery Series


---------------------------------------- ----------------------------------------------- ------------------------------------

----------

* This Series is only available for investment by owners of Policies which were in existence on May 1, 1999.